Exhibit 99.3

Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following tables set forth certain unaudited pro forma combined consolidated financial information giving effect to eGain Corporation’s (“eGain”) acquisition of Exony Limited, a privately held United Kingdom company (“Exony”).

The unaudited pro forma condensed combined consolidated statement of operations (“Pro Forma Statement of Operations”) for the year ended June 30, 2014 (eGain’s fiscal year-end), gives effect to eGain’s acquisition of Exony, as discussed in Note 5, as if such acquisition had occurred on July 1, 2013, combining the results of eGain and Exony for the year ended June 30, 2014. The unaudited pro forma condensed combined consolidated balance sheet (“Pro Forma Balance Sheet”) as of June 30, 2014 gives effect to eGain’s acquisition of Exony as if such acquisition had occurred on June 30, 2014, combining the consolidated balance sheets of eGain and Exony. The Pro Forma Statement of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information.” The Pro Forma Financial Information is unaudited and does not purport to represent what eGain’s consolidated results of operations would have been if the Exony acquisition had occurred on July 1, 2013, or what those results will be for any future periods; or what eGain’s consolidated balance sheet would have been if the Exony acquisition had occurred on June 30, 2014.

The Pro Forma Financial Information is based upon the historical consolidated financial statements of eGain and the combined financial statements of Exony, and certain adjustments which eGain believes are reasonable to give effect of the Exony acquisition. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that eGain believes are reasonable under the circumstances. The purchase price allocation is considered preliminary and subject to change once eGain receives certain information it believes is necessary to finalize the acquisition accounting, as noted in Note 5 to the Pro Forma Financial Information.

The Pro Forma Financial Information has been compiled from the following sources with the following unaudited adjustments:

●

Financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for eGain has been extracted without adjustment from eGain’s audited consolidated statement of operations for the year ended June 30, 2014 and balance sheet as of June 30, 2014 contained in eGain’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 12, 2014.

●

Financial information in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”) for Exony has been extracted and necessary adjustments have been made to reconcile the historical consolidated financial statements of Exony to US GAAP from Exony’s unaudited consolidated balance sheet and profit and loss account as of and for the twelve months ended June 30, 2014, provided by Exony management.  These financial statements were originally prepared using pounds sterling as the reporting currency, and have been translated into U.S. dollars in the Pro Forma Financial Information using the methodology and the exchange rates noted below.

eGain translated the financial information for Exony into U.S. dollars. Based upon its review of Exony’s historical financial statements, eGain is not aware of any further adjustments that it would need to make to Exony’s historical financial statements relating to foreign currency translation.

●

The historical financial information and pro forma adjustments in the Pro Forma Financial Information have been translated from pounds sterling to U.S. dollars using historic exchange rates. The average exchange rates applicable to Exony during the periods presented for the Pro Forma Statement of Operations and the period end exchange rate for the Pro Forma Balance Sheet, obtained from www.oanda.com, are as follows:

		GBP/USD
Year ended June 30, 2014	Average spot rate	$1.6268
June 30, 2014	Period end spot rate	$1.7048

The unaudited Pro Forma Financial Information should be read in conjunction with:

●	the accompanying notes to the Pro Forma Financial Information;
●	the audited statements of operations of eGain for the fiscal year ended June 30, 2014 and audited balance sheet of eGain as of June 30, 2014; and
●	the audited consolidated financial statements of Exony for the fiscal years ended September 30, 2013 and 2012 and related notes thereto, incorporated by reference in this Form 8-K/A; and
●	the unaudited consolidated financial statements of Exony for the nine month interim periods ended June 30, 2014 and 2013 and related notes thereto, incorporated by reference in this Form 8-K/A.

eGAIN CORPORATION AND EXONY LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED JUNE 30, 2014

(in thousands, except per share amounts)

	eGain Corporation	Exony Limited US GAAP (in US) Year Ended June 30, 2014		Pro Forma and GAAP Adjustments		Pro Forma Combined
	(in USD)	(in GBP)	(in USD)		Note	(in USD)
Revenue:
Subscription and support	$40,477	£2,713	$4,414	$-		$44,891
License	14,800	3,733	6,072	(129)	5(h)	20,744
Professional services	14,985	2,875	4,677	-		19,662
Total revenue	70,262	9,321	15,164	(129)		85,297
Cost of subscription and support	8,518	806	1,311	283	5(c); 5(h)	10,112
Cost of license	104	-	-	-		104
Cost of professional services	14,840	2,638	4,292	80	5(h)	19,212
Total cost of revenue	23,462	3,444	5,603	363		29,428
Gross profit	46,800	5,877	9,561	(491)		55,870
Operating expenses:
Research and development	9,963	2,296	3,734	1,737	5(c); 5(h)	15,434
Sales and marketing	33,367	2,078	3,381	711	5(c); 5(h)	37,459
General and administrative	7,529	1,007	1,638	(9)	5(c); 5(e); 5(f); 5(h)	9,158
Total operating expenses	50,859	5,381	8,753	2,439		62,051
Income (loss) from operations	(4,059)	497	808	(2,930)		(6,181)
Interest expense, net	(181)	(8)	(13)	(314)	5(b)	(508)
Other expense, net	(415)	(255)	(415)	-		(830)
Income (loss) before income tax provision	(4,655)	234	380	(3,244)		(7,519)
Income tax benefit (provision)	(591)	(33)	(54)	1,519	5(d); 5(h)	875
Net income (loss)	$(5,246)	£201	$326	$(1,725)		$(6,644)
Per share information:
Basic net loss per common share	$(0.21)					$(0.26)
Diluted net loss per common share	$(0.21)					$(0.25)
Weighted average shares used in computing basic net loss per common share	25,353			1,209	5(g)	26,562
Weighted average shares used in computing diluted net loss per common share	25,353			1,209	5(g)	26,562

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$280					$280
Research and development	$386					$386
Sales and marketing	$464					$464
General and administrative	$397					$397

See accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Information

eGAIN CORPORATION AND EXONY LIMITED

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

JUNE 30, 2014

(in thousands)

	eGain Corporation		Exony Limited US GAAP (in US at June 30, 2014				Pro Forma and GAAP Adjustments			Pro Forma
	(in USD	)	(in GBP	)	(in USD	)		Note		(in USD	)
ASSETS
Current assets:
Cash and cash equivalents		$8,785		£4,470		$7,621	$(3,559)	5	(b)		$12,847
Restricted cash		30					2,459	5	(b)		2,489
Accounts receivable, net		11,163		1,857		3,165	-				14,328
Deferred commissions		865					-				865
Prepaid and other current assets		1,348		466		795	(626)	5(a)iii; 5	(h)		1,517
Total current assets		22,191		6,793		11,581	(1,726)				32,047
Property and equipment, net		4,489		240		410	(83)	5	(h)		4,816
Deferred commissions, net of current portion		337					-				337
Intangible assets, less accumulated amortization		-					9,720	5	(a)i		9,720
Goodwill		4,880					5,513	5(a)iii;5	(a)v		10,393
Other assets		750					-				750
Total assets		$32,647		£7,034		$11,991	$13,425				$58,063
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable		$2,162		£333		$567	$-				$2,729
Accrued compensation		5,729		179		305	2,459	5	(b)		8,493
Accrued liabilities		1,456		432		737	1,194	5(f); 5	(h)		3,386
Deferred revenue		12,920		2,105		3,589	(751)	5(a)ii; 5	(h)		15,758
Capital lease obligation		392					-				392
Bank borrowings		1,417					-				1,417
Total current liabilities		24,076		3,049		5,197	2,902				32,175
Deferred revenue, net of current portion		793		875		1,491	-				2,284
Capital lease obligation, net of current portion		625					-				625
Bank borrowings, net of curent portion		3,583					6,950	5	(b)		10,533
Other long-term liabilities		521		192		328	-				849
Total liabilities		29,598		4,116		7,016	9,852				46,466
Stockholders' equity:
Common stock		25		5		9	(7)	5(b); 5	(e )		26
Additional paid-in capital		330,657					8,017	5	(b)		338,674
Notes receivable from stockholders		(83)					-				(83)
Accumulated other comprehensive income (loss)		(970)		4		7	(7)	5	(e )		(970)
Accumulated income (deficit)		(326,580)		2,909		4,960	(4,430)	5(d); 5(e); 5(f); 5	(h)		(326,050)
Total stockholders' equity		3,049		2,918		4,975	3,573				11,597
Total liabilities and stockholders' equity		$32,647		£7,034		$11,991	$13,425				$58,063

See accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

(All amounts in thousands)

1.	BASIS OF PRESENTATION

The accompanying unaudited Pro Forma Statement of Operations for the year ended June 30, 2014 gives effect to eGain Corporation’s (the “Company”) acquisition of Exony Limited, a privately held United Kingdom company (“Exony”), as discussed in Note 5, as if such acquisition had occurred on July 1, 2013, combining the results of eGain and Exony for the year ended June 30, 2014. The acquisition of Exony will be accounted for under the acquisition method of accounting for the business combination. As such, the cost to acquire Exony will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair value at the closing of the acquisition.

The accompanying Pro Forma Balance Sheet as of June 30, 2014 gives effect to the Exony acquisition as if it had occurred on June 30, 2014, combining the consolidated balance sheet of eGain and the combined balance sheet of Exony. This unaudited Pro Forma Financial Information is not intended to reflect the financial position and results which would have actually resulted had the Exony acquisition occurred on the dates indicated. Further, the Pro Forma Statement of Operations is not necessarily indicative of the results of operations that may be obtained in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by eGain. Adjustments were made for the acquisition method of accounting as described further in Note 5.

The financial information for Exony has been translated from pounds sterling to U.S. dollars using the average exchange rates applicable during the periods presented in the Pro Forma Statement of Operations and the period end spot rate for the Pro Forma Balance Sheet.

3.	EXONY ACQUISITION

On August 6, 2014, eGain entered into a Share Purchase Agreement (“Purchase Agreement”) with Exony, and certain of its shareholders (collectively, the “Shareholders”), pursuant to which the Company has agreed to acquire all the outstanding share capital of Exony for (A) shares of the Company’s common stock, $0.001 par value per share (“Company Stock”), with an aggregate value of $8.02 million (the issuance of 1,209,314 shares of the Company’s common stock based on the closing price as of August 6, 2014) and (B) an aggregate of $8.05 million in cash (collectively “Acquisition Consideration”), with 15% of each of the cash and Company Stock being held in an escrow account to secure certain indemnification obligations of the Shareholders.  The Acquisition Consideration is subject to adjustment based on Exony’s working capital as of the closing. The cash portion of the transaction was funded from eGain’s existing cash and its available credit facility.

The total purchase price and related preliminary excess total purchase price over fair value of net assets acquired is as follows (in thousands):

Purchase consideration:
Cash	$8,050
Stock	8,018
Total purchase price		$16,068
Fair value of assets acquired and liabilities assumed:
Current assets	8,342
Property and equipment	394
Total assets acquired		8,736
Current liabilities	(4,472)
Deferred revenue	(3,991)
Other liabilities	(326)
Total liabilities acquired		(8,789)
Fair value of identifiable intangibles at acquisition-date:
Developed technology	6,720
Customer relationships	2,850
Trade name	150
Total identifiable intangibles at acquisition-date		9,720

Income taxes:	(1,560)
Goodwill	$7,961

Except as discussed in Note 5 below, the carrying value of assets and liabilities in Exony’s unaudited consolidated balance sheet are considered to be a reasonable estimate of the fair value of those assets and liabilities.

Our fair value estimate of assets acquired and liabilities assumed is pending completion of several elements, including the finalization of valuations of fair value of the assets acquired and liabilities assumed and final review by our management. The primary areas that are not yet finalized relate to the fair value of certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, and income and non-income based taxes. The final determination of the assets acquired and liabilities assumed will be based on the established fair value of the assets acquired and the liabilities assumed as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in the Pro Forma Financial Information.

Goodwill at the date of acquisition varies from goodwill presented in the Pro Form Financial Information due to changes in the net book value of tangible assets during the period July 1, 2014 through the date of acquisition and different exchange rates at June 30, 2014 and the date of acquisition.

In accordance with the sale and purchase agreement of the acquisition, there is a post-closing working capital adjustment that may be made based upon the completed accounts as defined in the purchase agreement. As such, the purchase price consideration may be adjusted post-closing.

4.	BANK BORROWINGS

On April 30, 2014, eGain entered into a Fourth Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (the “Bank” or “Comerica”), which amended the Third Loan and Security Agreement, entered into by the Company and the Bank on December 28, 2012. Pursuant to the Amendment and subject to the terms and conditions contained therein, the Bank approved a term loan of $3.0 million dollars to be used for working capital as well as a revolving line of credit to the Company in the amount of up to $7.0 million dollars.

On July 24, 2014, eGain borrowed $7.0 million in connection with the acquisition of all of the outstanding shares of Exony pursuant to the Purchase Agreement.  Amounts borrowed under the revolving line must be repaid and may be re-borrowed at any time without penalty or premium prior to April 30, 2016. For the term loan, eGain must make thirty-six (36) equal monthly installments of principal in the amount of $83,333.33 each, plus all accrued interest, and continuing on the same day of each month thereafter through the maturity date of January 30, 2018, at which time remaining amounts due shall be immediately due and payable. There are no prepayment penalties or warrants associated with the term loan. The Amendment contains two financial covenants, a minimum cash balance of seventy percent of its consolidated cash at Comerica and a liquidity to debt ratio of at least 2.00 to 1.00.

On September 16, 2014, eGain entered into a Fifth Amendment to Loan and Security Agreement (the “Recent Amendment”) with Comerica, whereby the Bank consented to the acquisition and waived any event of default which would arise under the Amendment as a result of the acquisition so long as (i) it was effectuated in accordance with the terms of the Purchase Agreement previously provided by eGain to the Bank and (ii) no default or event of default had occurred under any of the loan documents prior to the completion of the acquisition. Furthermore, the Recent Amendment provides the Company five days to comply with the minimum cash requirement; and amends the liquidity to debt ratio requirement to (i) at least 1.25 to 1.00 for the months ending July 31, 2014 through September 30, 2014 and (ii) at least 2.00 to 1.00 for the months ending October 31, 2014 and thereafter.

5.	PRO FORMA ADJUSTMENTS

The Pro Forma Financial Information is based upon the historical consolidated financial statements of eGain and combined financial statements of Exony and certain adjustments which eGain believes are reasonable to give effect to the Exony acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of Exony, which is subject to adjustment based upon our further analysis. The Pro Forma Financial Information is also subject to adjustment based on Exony’s working capital. The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, eGain believes that the preliminary purchase allocation and other related assumptions utilized in preparing the Pro Forma Financial Information provide a reasonable basis for presenting the pro forma effects of the Exony acquisition.

All pro forma adjustments have been prepared for informational purposes only. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of eGain.

Other than those described below, eGain believes there are no adjustments, in any material respects, that need to be made to present the Exony financial information in accordance with US GAAP, or to align Exony’s historical accounting policies with eGain’s US GAAP accounting policies.

The adjustments made in preparing the Pro Forma Financial Information are as follows:

(a)	Fair Value Acquisition Accounting Adjustments:

For purposes of the pro forma presentation, the following adjustments were made to reflect our preliminary estimate of the fair value of the net assets acquired:

i.

The intangible assets with finite lives of Exony totaling $9.7 million have been recorded to reflect our preliminary estimate of the fair value of the acquired intangible assets, including developed technology, customer relationships, and trade name.

ii.	Deferred revenue has been decreased by $879,000 to reflect our estimate of the fair value.
iii.

Deferred income tax ($2.1 million of deferred tax liabilities less $534,000 deferred tax assets) and goodwill were increased by $1.6 million to reflect the estimated tax impact of the intangible assets acquired and adjustment to the fair value of deferred revenue at the statutory tax rate. These amounts are preliminary estimates and may differ materially in actual future results of operations.

v.

Goodwill representing the excess of the total purchase price over the fair value of the net assets acquired was $5.5 million.  Adjustments to goodwill were made to reflect the change in aggregate value of the purchase price associated with common stock issuance of eGain shares at the close of market on August 6, 2014.

(b)	Acquisition Funding

The Exony acquisition was funded through $1.1 million of existing cash from eGain, $7.0 million from a revolving line of credit (see Note 4) and issuance of 1,209,314 shares of the Company’s common stock valued at $8.0 million (see Note 3).

Adjustments to cash were made to reflect funds held in an escrow account to secure certain indemnification obligations and associated with an estimated management incentive bonus due to be paid out at acquisition completion date.

Adjustments to interest expense were made to reflect the interest accrued on the additional bank borrowings as if the acquisition had taken place July 1, 2013.

(c)	Amortization Expense Related to Acquired Intangible Assets

Adjustments to amortization expense were made to reflect the amortization of acquired intangible assets as if the acquisition had taken place July 1, 2013.

The intangible assets were amortized to statement of operations categories using the average spot rate for the Pro Forma Statement of Operations over the estimated lives, as follows (in thousands):

Intangible Asset	Fair Value	Life	Income Statement Category
Developed software technology	$6,720	4	Research and development expense
Customer relationships	2,850	2 to 6	Sales and marketing expense
Trade name	150	2	General and administrative expense
(d)	Income Taxes

Adjustments were made in the Pro Forma Statement of Operations to reduce income tax expense by $1.6 million for the year ended June 30, 2014 primarily attributed to releasing the valuation allowance of preexisting defined tax assets to the extent of deferred tax liability.

(e)	Elimination of Exony’s Stockholder’s Equity

An adjustment to eliminate Exony’s common stock of $9,000 and accumulated income of $5 million was eliminated in the Pro Forma Balance Sheet as of June 30, 2014.

(f)	Transaction Costs

Acquisition costs of $121,000 incurred by Exony during the fiscal year ended June 30, 2014 in connection with eGain’s acquisition of Exony have been excluded from the Pro Forma Statement of Operations because they are non-recurring costs directly attributable to the transaction. These costs are reflected in general and administrative operating expense in the unaudited Pro Forma Statement of Operations for year ended June 30, 2014. We have estimated additional acquisition related costs of $1.0 million to be incurred post acquisition.

(g)	Weighted average shares

Pro forma weighted average share for the year ended June 30, 2014, have been adjusted to reflect the assumed issuance of basic common stock shares as a result of the transaction, assuming this transaction occurred at the beginning of the period.

(h)	US GAAP adjustments

Certain adjustments have been made to convert Exony’s UK GAAP financial information to US GAAP and to align those polices with eGain’s US GAAP accounting policies. These adjustments relate primarily to differences such as accounting for revenue contracts with extended payment term, legal costs associated with new leases and leasehold improvements and accrual of expenses for interim periods.